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                                                                      EXHIBIT 11

                 MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                 (UNAUDITED)

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                                                               THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                   JUNE 30,                               JUNE 30,
                                                      --------------------------------          ----------------------------
in thousands except share and per share data             1997                  1996               1997               1996
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
PRIMARY EARNINGS PER SHARE:
  Net income                                          $      589            $      561          $   1,066         $      932

  Weighted average common shares outstanding           5,770,681             4,642,704          5,765,558          4,226,384
  Effect of stock options and warrants                    58,097                86,513            111,559             68,601
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    Adjusted share outstanding                         5,828,778             4,729,217          5,877,117          4,294,985
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  Net income per common share                              $0.10                 $0.12              $0.18              $0.22
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FULLY DILUTED EARNINGS PER SHARE:
  Net income                                          $      589            $      561         $    1,066         $      932

  Weighted average common shares outstanding           5,770,681             4,642,704          5,765,558          4,226,384
  Effect of stock options and warrants                   111,559               103,544            111,559            103,544
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    Adjusted share outstanding                         5,882,240             4,746,248          5,877,117          4,329,928
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  Net income per common share                              $0.10                 $0.12              $0.18              $0.22
============================================================================================================================

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